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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Exela Technologies, Inc. on Amendment No. 2 to Form S-3 of our report dated March 3, 2017, with respect to our audits of the financial statements of Quinpario Acquisition Corp. 2 (now known as Excela Technologies, Inc.) as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 and for the period from July 15, 2014 (inception) to December 31, 2014 appearing in the Annual Report on Form 10-K of Quinpario Acquisition Corp. 2 for the year ended December 31, 2016. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP
Marcum LLP
New York, NY
July 21, 2017

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  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT